________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________________

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CONCERT PHARMACEUTICALS, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 10, 2021

Dear Stockholders,
You are cordially invited to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Concert Pharmaceuticals, Inc. (“we” or “us”), which will be held on Thursday, June 10, 2021 at 9:00 a.m., Eastern time, at our offices, 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421, to consider and vote upon the following proposals:
1. To elect three Class I Directors to our Board of Directors (our “Board”), to serve until our 2024 annual meeting of stockholders;
2. To hold a non-binding, advisory vote on executive compensation;
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
4. To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Our Board has fixed the close of business on April 13, 2021 as the record date for purposes of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 27, 2021, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2020 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2020 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information that they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please vote as soon as possible by submitting your proxy via the Internet or by telephone as indicated on the proxy card or by signing, dating and returning the proxy card. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.
We currently intend to hold the Annual Meeting in person. However, we are continuing to monitor the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the “Investors” section of our website, www.concertpharma.com, for updated information. If you are planning to attend the Annual Meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

    By Order of the Board of Directors
    Roger D. Tung, Ph.D.
    President and Chief Executive Officer
Lexington, Massachusetts
April 27, 2021

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 10, 2021

Table of Contents
Page No.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROPOSALS	1

PROPOSAL NO. 1 – ELECTION OF THREE CLASS I DIRECTORS	6

CORPORATE GOVERNANCE	10

EXECUTIVE OFFICERS	19

EXECUTIVE COMPENSATION	20

STOCK OWNERSHIP AND REPORTING	26

PROPOSAL NO. 2 – NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION	29

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	30

OTHER MATTERS	32

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROPOSALS
The following are some questions that you, as a holder of common stock of Concert Pharmaceuticals, Inc. (“Concert,” “we” or “us”) may have regarding our 2021 annual meeting of stockholders (the “Annual Meeting”) and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of Concert with respect to the proposals.
Our Board of Directors (our “Board”) has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of April 13, 2021 (the “Record Date”). The mailing of the Notice to our stockholders is scheduled to begin on or about April 27, 2021.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 10, 2021:
This Proxy Statement, the accompanying proxy card or voting instruction card and our 2020 Annual Report on Form 10-K are available on the “Investors” section of our website, www.concertpharma.com.
When and where will the Annual Meeting take place?
The Annual Meeting will be held on June 10, 2021 at 9:00 a.m., Eastern time, at our offices, 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421.
Will the Annual Meeting be impacted by the coronavirus (COVID-19) pandemic?
We are continuing to monitor the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor the “Investors” section of our website, www.concertpharma.com, for updated information. If you are planning to attend the Annual Meeting, please check the website one week prior to the meeting date. As always, whether or not you plan to attend the Annual Meeting in person, please vote as soon as possible by submitting your proxy via the Internet or by telephone as indicated on the proxy card or by signing, dating and returning the proxy card.
What proposals are stockholders being asked to consider?
At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect three Class I Directors (the “Director Nominees”) to our Board, to serve until our 2024 annual meeting of stockholders (the “Director Proposal”);

2.	To hold a non-binding, advisory vote on executive compensation (the “Say-on-Pay Proposal”);

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Auditor Proposal”); and

4.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the recommendations of our Board?
Our Board unanimously recommends that the stockholders vote “FOR” each of the Director Nominees, the Say-on-Pay Proposal and the Auditor Proposal.
What is the Record Date for the Annual Meeting?
Holders of our common stock as of the close of business on April 13, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Who can vote at the Annual Meeting?
Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Annual Meeting. There were 32,173,778 shares of common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Stock Ownership and Reporting – Security Ownership of Certain Beneficial Owners and Management.”
What is the proxy card?
The proxy card enables you to appoint Roger D. Tung and Marc A. Becker as your proxies at the Annual Meeting. By completing and returning or submitting the proxy card as described herein or in the Notice, you are authorizing these people to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we think that it is a good idea to complete and return or submit your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, you are a “stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials or the Notice directly to you. You can vote by proxy via the Internet or by telephone by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials or the Notice are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Annual Meeting.
What is the quorum required for the Annual Meeting?
The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting.
Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Annual Meeting?

•	Director Proposal: The election of each Director Nominee requires a plurality of the affirmative votes cast at the Annual Meeting.

•
Say-on-Pay Proposal: The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Because the Say-on-Pay Proposal is advisory, it will not be binding on Concert, our Board or any committee of our Board. However, our Board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

•	Auditor Proposal: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast at the Annual Meeting.
How do I vote?
Stockholders have four voting options. You may vote using one of the following methods:

1.	Internet or Telephone. To vote via the Internet or by telephone, please follow the instructions shown on the Notice.

2.
Mail. If you requested or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

3.
In Person. You may come to the Annual Meeting and cast your vote there. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares of common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the Annual Meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Annual Meeting. Please see the question above regarding the coronavirus (COVID-19) pandemic should alternative arrangements be required.

Internet and telephone voting for stockholders of record will be available up until 11:59 p.m., Eastern time, on June 9, 2021, and mailed proxy cards must be received by June 9, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
The voting deadlines and availability of Internet and telephone voting for beneficial owners of shares held in street name will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?
If you do not vote by virtue of not being present in person or by proxy at the Annual Meeting, your shares will not be counted for purposes of determining the existence of a quorum.
Abstentions will be counted for purposes of determining the existence of a quorum. However, they will not be considered in determining the number of votes cast. Accordingly, an abstention will have no effect on any of the proposals.
Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for purposes of determining the existence of a quorum. The Director Proposal and the Say-on-Pay Proposal are “non-routine” matters. Thus, in tabulating the voting results for the Director Proposal and the Say-on-Pay Proposal, shares that constitute broker non-votes are not considered votes cast on such proposals. The Auditor Proposal is considered a “routine” matter, and a broker or other nominee may generally exercise discretionary authority to vote on the Auditor Proposal.
What does it mean if I received more than one proxy card or Notice?
If your shares are registered differently or in more than one account, you will receive more than one proxy card or Notice. To make certain all of your shares are voted, please follow the instructions included on the Notice on how to access each proxy card and vote each proxy card via the Internet or by telephone. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
What happens if I don’t indicate how to vote my proxy?
If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the Director Nominees, the Say-on-Pay Proposal and the Auditor Proposal.
What happens if I sell my shares after the Record Date but before the Annual Meeting?
If you transfer your shares after the Record Date but before the date of the Annual Meeting, you will retain your right to vote at the Annual Meeting (provided that such shares remain outstanding on the date of the Annual Meeting).
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•
sending a written notice to Concert Pharmaceuticals, Inc., 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421, Attention: Corporate Secretary stating that you would like to revoke your proxy of a particular date;

•	voting again at a later time, but prior to the date of the Annual Meeting, via the Internet or by telephone;

•	signing or submitting another proxy card with a later date and returning it before the polls close at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares. Simply attending the Annual Meeting will not constitute a revocation of your proxy.

Who will bear the costs of the proxy solicitation?
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.
When will the voting results be announced?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF THREE CLASS I DIRECTORS
Our Board is divided into three classes, with one class of directors standing for election each year for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and by-laws, our directors may fill existing vacancies on our Board by appointment. The members of the classes are divided as follows:

•	the Class I Directors are Peter Barton Hutt, Wilfred E. Jaeger and Roger D. Tung, and their term will expire at the Annual Meeting;

•	the Class II Directors are Ronald W. Barrett and Jesper Høiland, and their term will expire at our 2022 annual meeting of stockholders; and

•	the Class III Directors are Richard H. Aldrich, Thomas G. Auchincloss, Jr. and Christine van Heek, and their term will expire at our 2023 annual meeting of stockholders.
Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.
Our Board, on the recommendation of our nominating and corporate governance committee, has nominated Peter Barton Hutt, Wilfred E. Jaeger and Roger D. Tung for re-election as Class I Directors at the Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three-year term that will expire at our 2024 annual meeting of stockholders.
If no contrary indication is made, proxies in the accompanying form are to be voted for Peter Barton Hutt, Wilfred E. Jaeger and Roger D. Tung or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.
We have no formal policy regarding board diversity. However, in considering director nominees, our nominating and corporate governance committee considers, among other factors, diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience. Our priority in selecting board members is the identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of our Board as a whole, are described in the paragraphs below.
Information Regarding Directors
The information set forth below as to the directors and the nominees for directors has been furnished to us by the directors and the nominees for directors.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Nominees for Election to our Board
For a Three-Year Term Expiring at the
2024 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Concert
Peter Barton Hutt	86	Director
Wilfred E. Jaeger, M.D.	65	Director
Roger D. Tung, Ph.D.	61	Director, Chief Executive Officer and President
Peter Barton Hutt has served as a member of our Board since December 2006. Mr. Hutt has practiced law at Covington & Burling LLP, specializing in food and drug law, since 1960 (except for the period from 1971 to 1975) and currently serves as senior counsel. From 1971 to 1975, he was Chief Counsel for the Food and Drug Administration. Mr. Hutt also serves on the board of directors of Q Therapeutics, Inc., as well as a number of private companies. During the last five years, Mr. Hutt previously served on the board of directors of BIND Therapeutics, Inc., Flex Pharma, Inc., Immunomedics, Inc., Moderna, Inc., Rubius Therapeutics, Inc., Seres Therapeutics, Inc. and XOMA Corporation. Mr. Hutt received a B.A. from Yale University, an LL.B. from Harvard Law School and an LL.M. from New York University School of Law. We believe that Mr. Hutt’s extensive knowledge of regulatory and legal issues related to drug development and his service on numerous boards of directors make him a key contributor to our Board.
Wilfred E. Jaeger, M.D. has served as a member of our Board since May 2006. Dr. Jaeger co-founded Three Arch Partners, a healthcare-focused investment firm, in 1993 and served as a Managing Member until December 2019. Prior to co-founding Three Arch Partners, Dr. Jaeger was a general partner at Schroder Ventures. Dr. Jaeger also serves on the board of directors of Neuronetics, Inc., as well as a number of private companies. During the last five years, Dr. Jaeger previously served on the board of directors of Nevro Corp. and Threshold Pharmaceuticals, Inc. Dr. Jaeger received a B.S. in Biology from the University of British Columbia, an M.D. from the University of British Columbia School of Medicine and an M.B.A. from Stanford University. We believe that Dr. Jaeger’s financial and medical knowledge and experience make him a key contributor to our Board.
Roger D. Tung, Ph.D. is our scientific founder and has served as our President and Chief Executive Officer and as a member of our Board since April 2006. Before founding Concert, Dr. Tung was a founding scientist at Vertex Pharmaceuticals Incorporated, a pharmaceutical company, where he was employed from 1989 to 2005, most recently as its Vice President of Drug Discovery. Prior to Vertex, he held various positions at Merck, Sharp & Dohme Research Laboratories, a global healthcare provider, and The Squibb Institute for Medicinal Chemistry. During the last five years, Dr. Tung previously served on the board of directors of Flex Pharma, Inc. Dr. Tung received a B.A. in Chemistry from Reed College and a Ph.D. in Medicinal Chemistry from the University of Wisconsin-Madison. We believe that Dr. Tung’s detailed knowledge of Concert and his long career in the global pharmaceutical and biotechnology industries, including his roles at Vertex, make him a key contributor to our Board.

Members of our Board Continuing in Office
Term Expiring at the
2022 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Concert
Ronald W. Barrett, Ph.D.	65	Director
Jesper Høiland	60	Director
Ronald W. Barrett, Ph.D. has served as a member of our Board since December 2007. Dr. Barrett has served as the Chief Executive Officer and Chairman of the board of directors of Medikine, Inc., a biopharmaceutical company, since June 2017, and served as its Executive Chair from December 2016 to June 2017. Dr. Barrett was a founder of XenoPort, Inc., a biopharmaceutical company, and served as its Chief Executive Officer from 2001 to October 2015, its Chief Scientific Officer from 1999 to 2001 and as a member of its board of directors from 1999 to October 2015. Prior to XenoPort, Dr. Barrett held various positions at Affymax Research Institute, a drug discovery company now owned by GlaxoSmithKline plc, and Abbott Laboratories, a healthcare company. Dr. Barrett received a B.S. from Bucknell University and a Ph.D. in Pharmacology from Rutgers University. We believe that Dr. Barrett’s industry and board experience, including his experience as the chief executive officer of a publicly traded biopharmaceutical company, make him a key contributor to our Board.
Jesper Høiland has served as a member of our Board since April 2019. Mr. Høiland has served as the Global Commercial Officer of Ascendis Pharma A/S, a biopharmaceutical company, since May 2020. Mr. Høiland previously served as the President and Chief Executive Officer and as a member of the board of directors of Radius Health, Inc., a biopharmaceutical company, from July 2017 to May 2020. From 1987 to December 2016, Mr. Høiland served in various roles at Novo Nordisk A/S, a global healthcare company, including as President/Executive Vice President of Novo Nordisk Inc. USA, Novo Nordisk’s U.S. affiliate, and as the leader of Novo Nordisk’s International Operations, which spanned 150 countries. Mr. Høiland also serves on the board of directors of LEO Pharma A/S. Mr. Høiland received a M.Sc. in Management from Copenhagen Business School in Denmark. We believe that Mr. Høiland’s extensive operational knowledge of, and executive level management experience in, the global biopharmaceutical industry make him a key contributor to our Board.

Term Expiring at the
2023 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Concert
Richard H. Aldrich	66	Director
Thomas G. Auchincloss, Jr.	59	Director
Christine van Heek	64	Director
Richard H. Aldrich is a co-founder of Concert and has served as a member of our Board and as Chairman of the Board since May 2006. Mr. Aldrich is a co-founder and was a Partner at Longwood Fund Management LLC, a venture capital firm, from December 2010 to December 2019. Mr. Aldrich has been an employee of Longwood Management LLC since August 2015. Mr. Aldrich founded RA Capital Management LLC, a hedge fund, in 2001 and served as a Managing Member from 2001 to 2008 and as a Co-Founding Member from 2008 to 2011. Mr. Aldrich has co-founded and helped to build several biotechnology companies including Sirtris Pharmaceuticals, Inc. (acquired by GlaxoSmithKline in 2008), Alnara Pharmaceuticals, Inc. (acquired by Eli Lilly in 2010), Verastem, Inc., OvaScience, Inc. and Flex Pharma, Inc. Mr. Aldrich was also a founding employee of Vertex Pharmaceuticals Incorporated, a pharmaceutical company, where he held the position of Senior Vice President and Chief Business Officer and managed all commercial and operating functions from 1989 to 2001. Prior to joining Vertex, Mr. Aldrich held several management positions at Biogen Inc. Mr. Aldrich also serves on the board of directors of a number of private biotechnology companies. During the last five years, Mr. Aldrich previously served on the board of directors of KalVista Pharmaceuticals, Inc. and OvaScience, Inc. Mr. Aldrich received a B.S. in Management from Boston College and an M.B.A. from the Amos Tuck School at Dartmouth College. We believe that Mr. Aldrich’s broad-based experience in business, including his leadership and board experience at life science companies, and his familiarity with our business as a co-founder of Concert make him a key contributor to our Board.
Thomas G. Auchincloss, Jr. has served as a member of our Board since December 2014. Since September 2013, Mr. Auchincloss has served as Managing Member at Counterpoint Trading Company, LLC, a private investment firm. From August 2007 to September 2013, Mr. Auchincloss was self-employed in private investing. From May 2005 to August 2007, Mr. Auchincloss worked as Chief Financial Officer of Metabolix, Inc., a biomaterials company. Prior to that, Mr. Auchincloss served as a consultant with Metabolix from April 2002 to May 2005, providing business development, financial and strategic consulting services. From 1994 to 2001, Mr. Auchincloss served in a variety of positions at Vertex Pharmaceuticals Incorporated, a pharmaceutical company, most recently as Vice President, Finance and Treasurer. Mr. Auchincloss received a B.S. in Business Administration from Babson College and an M.B.A. in Finance from the Wharton School. We believe that Mr. Auchincloss’ financial and industry experience, including his experience as the chief financial officer of a publicly traded biomaterials company, make him a key contributor to our Board.
Christine van Heek has served as a member of our Board since April 2016. Ms. van Heek has served as an adviser and consultant to several companies in the biopharmaceutical industry. From 1991 to 2003, Ms. van Heek served in various roles at Genzyme Corporation, a biotechnology company, including as Corporate Officer and President, Therapeutics Division; General Manager, Renal Division; and Vice President, Global Marketing. In addition, she has held various sales and marketing positions at Genentech, Inc. and Caremark/HHCA. Ms. van Heek also serves on the board of directors of Visioneering Technologies, Inc. Ms. van Heek received a B.S.N. from the University of Iowa and an M.B.A. from Lindenwood University in St. Louis. We believe that Ms. van Heek’s industry experience, including her extensive experience in strategic roles at a publicly traded biotechnology company, make her a key contributor to our Board.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that Concert is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our employees, officers and directors, corporate governance guidelines and charters for our audit committee, compensation committee and nominating and corporate governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Corporate Governance” page of the “Investors” section of our website, www.concertpharma.com, which you can access free of charge. Information contained on our website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or the Nasdaq Listing Rules. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Concert Pharmaceuticals, Inc., 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421, Attention: Investor Relations.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members satisfy heightened independence requirements contained in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that compensation committee members satisfy heightened independence requirements contained in the Nasdaq Listing Rules, as well as Rule 10C-1 of the Exchange Act.
Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Rule 10A-3, a member of the audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
When determining the independence of the members of our compensation committee under the heightened independence requirements contained in the Nasdaq Listing Rules and Rule 10C-1, our Board is required to consider all factors specifically relevant to determining whether a director has a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of that director, including any consulting, advisory or other compensatory fee paid by us to that director; and (2) whether that director is affiliated with Concert, a subsidiary of Concert or an affiliate of a subsidiary of Concert.

Our Board has reviewed the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of Dr. Tung, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board also determined that Mr. Auchincloss, Dr. Jaeger and Ms. van Heek, who comprise our audit committee, and Dr. Barrett, Mr. Høiland and Dr. Jaeger, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our Board considered the relationships that each such non-employee director has with Concert and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Board is currently chaired by Mr. Aldrich, an independent director, who possesses an in-depth knowledge of our business, opportunities and challenges. We believe he is the person best positioned to ensure that our Board’s time and attention is focused on the most critical matters.
Our Board’s Role in Risk Oversight
Our Board has responsibility for the oversight of Concert’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand Concert’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs have the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of our Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.
Board Meetings
Our Board met nine times during 2020, including telephonic meetings, and took action by written consent twice. During the year, each of our directors attended 75% or more of the combined total number of meetings of our Board and the committees on which he or she served.
Committees of our Board
We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found on the “Corporate Governance” page of the “Investors” section of our website, www.concertpharma.com.
Audit Committee
The members of our audit committee are Mr. Auchincloss, Dr. Jaeger and Ms. van Heek. Mr. Auchincloss is the chair of the audit committee. Our Board has determined that each of Mr. Auchincloss and Dr. Jaeger qualifies as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Listing Rules.
In making this determination, our Board has considered the formal education and nature and scope of each such director’s previous experience, coupled with past and present service on various audit committees. Our audit committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met eight times during 2020, including telephonic meetings. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;

•	discussing our risk management policies;

•
establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.
We believe that the composition of our audit committee meets the requirements for independence under the Nasdaq Listing Rules and SEC rules and regulations. Our Board has determined that each of Mr. Auchincloss, Dr. Jaeger and Ms. van Heek is independent as independence is currently defined in the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act.
Compensation Committee
The members of our compensation committee are Dr. Barrett, Mr. Høiland and Dr. Jaeger. Mr. Hutt was also a member of our compensation committee until December 2020, at which time Dr. Jaeger joined the committee. Dr. Barrett is the chair of the compensation committee. Our compensation committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee met seven times during 2020, including telephonic meetings. The compensation committee’s responsibilities include:

•
reviewing and making recommendations to our Board with respect to the compensation of our chief executive officer, and reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other adviser retained by the compensation committee;

•	conducting an independence assessment with respect to any compensation consultant, legal counsel or other adviser retained by the compensation committee;

•	reviewing and discussing with management our director and executive compensation disclosure required to be included in our Annual Report on Form 10-K or proxy statement; and

•	preparing the compensation committee report required by SEC rules, if applicable.
The compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our equity incentive plans to employees who are not directors or executive officers, subject to certain limitations. The compensation committee may also form and delegate its responsibilities to one or more subcommittees of our Board.

We believe that the composition of our compensation committee meets the requirements for independence under the Nasdaq Listing Rules and SEC rules and regulations. Our Board has determined that each of Dr. Barrett, Mr. Høiland and Dr. Jaeger is independent as independence is currently defined in the Nasdaq Listing Rules and Rule 10C-1 of the Exchange Act.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Mr. Aldrich and Mr. Hutt. Mr. Aldrich is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee met two times during 2020, including telephonic meetings. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to our Board the persons to be nominated for election as directors and to each committee of our Board;

•	reviewing and making recommendations to our Board with respect to management succession planning;

•	developing and recommending corporate governance principles to our Board; and

•	overseeing periodic evaluations of our Board.
We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under the Nasdaq Listing Rules and SEC rules and regulations. Our Board has determined that each of Mr. Aldrich and Mr. Hutt is independent as independence is currently defined in the Nasdaq Listing Rules.
Code of Business Conduct and Ethics
Our Board has adopted a written code of business conduct and ethics that applies to our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. On the “Corporate Governance” page of the “Investors” section of our website, www.concertpharma.com, we have posted a current copy of the code of business conduct and ethics and all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of this code. Information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.
Policy on Trading, Pledging and Hedging of Company Stock
Certain transactions in our securities (such as short sales and purchases and sales of put and call options) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales of our securities and purchases and sales of puts, calls and other derivative securities based on our securities by our employees, officers and directors. Our insider trading policy also expressly prohibits our employees, officers and directors from purchasing our securities on margin, borrowing against our securities held in a margin account and pledging our securities as collateral for a loan; however, an exception may be granted where a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

Related Person Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Concert is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest. Since January 1, 2020, we have not engaged in any related person transactions.
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.
Director Qualifications
In evaluating director nominees, our nominating and corporate governance committee will consider, among other things, the following factors:

•	reputation for personal and professional integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of Concert;

•	strong finance experience;

•	commitment to understanding Concert and its industry;

•
interest and ability to understand the sometimes conflicting interests of the various constituencies of Concert, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to our other Board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.
The nominating and corporate governance committee’s goal is to assemble a Board that brings to Concert a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of our Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on our Board. The nominating and corporate governance committee may consider such facts, including, without limitation, diversity, as it may deem are in the best interests of Concert and its stockholders. The nominating and corporate governance committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq Listing Rules. The nominating and corporate governance committee believes it is appropriate for our chief executive officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.
If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria above. The nominating and corporate governance committee generally inquires of our Board and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of Concert and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner differently from other recommendations.
Under our by-laws, stockholders wishing to nominate a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2022 annual meeting of stockholders, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Other Matters – Stockholder Proposals.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our by-laws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Director Attendance at Annual Meetings
Although Concert does not have a formal policy regarding attendance by members of our Board at the Annual Meeting, we encourage all of our directors to attend. Seven of our eight directors attended our 2020 annual meeting of stockholders.
Communications with Our Board
Stockholders seeking to communicate with our Board should submit their written comments to Concert Pharmaceuticals, Inc., 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421, Attention: Corporate Secretary. The corporate secretary will forward such communications to each member of our Board, provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Director Compensation
During 2020, we did not provide any compensation to Dr. Tung, our President and Chief Executive Officer, for his service as a member of our Board. Dr. Tung’s compensation as an executive officer is set forth below under “Executive Compensation – 2020 Summary Compensation Table.”
Under our director compensation program, we pay our non-employee directors a cash retainer for their service on our Board and for their service on each committee of which the director is a member. The Chairman of the Board and the chair of each committee receive higher retainers for such service. These fees are payable quarterly in arrears, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board or a committee.
For 2020, and continuing for 2021, the fees paid to non-employee directors for their service on our Board and for their service on each committee of our Board of which the director is a member are as follows:

	Member Annual Retainer ($)	Chair Annual Retainer ($)
Board of Directors	40,000	70,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000
Non-employee directors may elect to receive all or a portion of their cash retainer for the one-year period following each annual meeting of stockholders in the form of a stock option award. The option will be granted on the date of the first Board meeting held after the annual meeting of stockholders that marks the beginning of the one-year period. The number of shares subject to the option will be calculated using the fair value of a share of our common stock on the date of grant. These options will vest in equal quarterly installments over a one-year period measured from the date of the annual meeting of stockholders that marks the beginning of the one-year period, subject to the director’s continued service as a director, and will vest in full on the date that is one business day prior to the date of our next annual meeting of stockholders (if earlier than the first anniversary of the annual meeting of stockholders that marks the beginning of the one-year period).

In addition, on the date of the first Board meeting held after each annual meeting of stockholders, each non-employee director that has served on the Board for at least six months will receive an equity award. For 2020, each non-employee director received an option to purchase 10,000 shares of our common stock. Starting in 2021, each non-employee director will receive an equity award, comprised of an option to purchase shares of our common stock and restricted stock units, that targets the 50th percentile of equity awards made by our peer group companies to their respective directors on an annual basis based on value and percent of company, as determined by Radford, our independent compensation consultant. Half of the award will consist of an option, the number of shares underlying which will be based on the average fair value of our common stock over the 30-day period ending on the March 31 preceding the date of grant. The other half of the award will consist of a number of restricted stock units equal to half of the number of shares underlying the option. These options will vest in equal quarterly installments over a one-year period measured from the date of grant, subject to the director’s continued service as a director. These restricted stock units will vest on the one-year anniversary of the date of grant, subject to the director’s continued service as a director. These options and restricted stock units will also vest in full on the earlier of (i) the date that is one business day prior to the date of our next annual meeting of stockholders (if earlier than the first anniversary of the date of grant) and (ii) a change in control of Concert.
In addition, each new non-employee director elected to the Board will receive an equity award, comprised of an option to purchase shares of our common stock and restricted stock units, that targets two times the 50th percentile of equity awards made by our peer group companies to their respective directors on an annual basis based on value and percent of company, as determined by Radford. Half of the award will consist of an option, the number of shares underlying which will be based on the average fair value of our common stock over the 30-day period ending on the day before the director was elected to the Board. The other half of the award will consist of a number of restricted stock units equal to half of the number of shares underlying the option. These options will vest in equal quarterly installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. These restricted stock units will vest in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. These options and restricted stock units will also vest in full upon a change in control of Concert.
The exercise price of all options granted to non-employee directors will equal the closing market price of our common stock on the date of grant.
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.
The following table sets forth information regarding compensation earned by or awarded to our non-employee directors during 2020.

Name	Fees earned or paid in cash ($)		Option awards ($) (1)	Total ($)
Richard H. Aldrich	80,000	(2)	56,819	136,819
Thomas G. Auchincloss, Jr.	60,000		56,819	116,819
Ronald W. Barrett	55,000		56,819	111,819
Jesper Høiland	47,500		56,819	104,319
Peter Barton Hutt	52,072		56,819	108,891
Wilfred E. Jaeger	50,448		56,819	107,267
Christine van Heek	50,000	(3)	56,819	106,819

(1)
The amounts included in the “Option awards” column reflect the aggregate grant date fair value of option awards granted during 2020, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these option awards and do not correspond to the actual economic value that may be received by the director upon exercise of the options. Assumptions used in the calculation of these amounts are included in Note 8 to the consolidated financial statements included in our 2020 Annual Report on Form 10-K. As of December 31, 2020, the aggregate number of shares of our common stock subject to each non-employee director’s outstanding option awards was as follows: Mr. Aldrich, 79,200; Mr. Auchincloss, 85,000; Dr. Barrett, 60,000; Mr. Høiland, 35,000; Mr. Hutt, 67,078; Dr. Jaeger, 60,000; and Ms. van Heek, 69,144.

(2)
Mr. Aldrich elected to receive all of his cash retainer for the period from our 2020 annual meeting of stockholders to our 2021 annual meeting of stockholders in the form of a stock option award. As such, Mr. Aldrich was granted an option to purchase 13,260 shares of our common stock on June 11, 2020 based on the fair value of our common stock on such date. The amount included in the “Fees earned or paid in cash” column for Mr. Aldrich includes the fees that he would have otherwise received in cash in 2020 had he not elected to receive such fees in the form of an option that was granted on June 11, 2020.

(3)
Ms. van Heek elected to receive 50% of her cash retainer for the period from our 2020 annual meeting of stockholders to our 2021 annual meeting of stockholders in the form of a stock option award. As such, Ms. van Heek was granted an option to purchase 4,144 shares of our common stock on June 11, 2020 based on the fair value of our common stock on such date. The amount included in the “Fees earned or paid in cash” column for Ms. van Heek includes the fees that she would have otherwise received in cash in 2020 had she not elected to receive such fees in the form of an option that was granted on June 11, 2020.

Audit Committee Report
The audit committee is appointed by our Board to assist our Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by our Board.
Management is responsible for the preparation of Concert’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Concert’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Concert for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and SEC. In addition, the audit committee received written communications from the independent registered public accounting firm confirming its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the audit committee recommended to our Board that the audited consolidated financial statements of Concert be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 that was filed with the SEC.
By the audit committee of the board of directors of Concert Pharmaceuticals, Inc.
Thomas G. Auchincloss, Chair
Wilfred E. Jaeger
Christine van Heek

EXECUTIVE OFFICERS
The following table sets forth the name, age and positions of each of our executive officers as of March 31, 2021.

Name	Age	Position(s)
Roger D. Tung, Ph.D.	61	President, Chief Executive Officer and Director
Marc A. Becker	49	Chief Financial Officer
James V. Cassella, Ph.D.	66	Chief Development Officer
Jeffrey A. Munsie	43	Chief Legal Officer and Secretary
Nancy Stuart	63	Chief Operating Officer

The biography of Dr. Tung can be found under “Proposal No. 1 – Election of Three Class I Directors – Nominees for Election to our Board – For a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders (Class I).”

Marc A. Becker has served as our Chief Financial Officer since January 2018. Prior to joining Concert, Mr. Becker served as the Chief Financial Officer of CRISPR Therapeutics AG, a biotechnology company, from February 2016 to September 2017. From January 2012 to February 2016, Mr. Becker served as the Chief Financial Officer of rEVO Biologics, Inc., a biotechnology company. Prior to rEVO Biologics, Mr. Becker held roles of increasing responsibility at Genzyme Corporation, a biotechnology company subsequently acquired by Sanofi S.A., from 2001 to 2011, culminating in Vice President, Finance. Mr. Becker received a B.S. in Business Administration from the University of Massachusetts and an M.B.A. from Babson College and was licensed as a certified public accountant.

James V. Cassella, Ph.D. has served as our Chief Development Officer since February 2015. Prior to joining Concert, Dr. Cassella served as Executive Vice President, Research and Development and Chief Scientific Officer of Alexza Pharmaceuticals, Inc., a biotechnology company, from July 2012 to January 2015 and served as its Senior Vice President, Research and Development from 2004 to July 2012. From 1989 to 2004, Dr. Cassella held various management positions at Neurogen Corporation, a biotechnology company. Prior to Neurogen, Dr. Cassella was Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received a B.A. in Psychology from the University of New Haven and a Ph.D. in Physiological Psychology from Dartmouth College and completed a postdoctoral fellowship in the Department of Psychiatry at the Yale University School of Medicine.

Jeffrey A. Munsie has served as our Chief Legal Officer and Secretary since September 2019. Prior to joining Concert, Mr. Munsie served as General Counsel, Head of Corporate Operations and Secretary at Merrimack Pharmaceuticals, Inc., a biopharmaceutical company, until July 2019. Mr. Munsie joined Merrimack in February 2011 and became Secretary in August 2011, General Counsel in January 2013 and Head of Corporate Operations in March 2017. Previously, Mr. Munsie was Counsel in the corporate department at Wilmer Cutler Pickering Hale and Dorr LLP, a law firm, where he practiced from 2002 to January 2011. Mr. Munsie received an A.B from Dartmouth College and a J.D. from Harvard Law School.

Nancy Stuart has served as our Chief Operating Officer since October 2007 and was our Senior Vice President, Corporate Strategy and Operations from July 2006 to October 2007. Prior to joining Concert, Ms. Stuart held various business operations and business development positions at Amgen Inc., a biopharmaceutical company, Kinetix Pharmaceuticals, Inc., a pharmaceutical company subsequently acquired by Amgen, Scion Pharmaceuticals, Inc., a pharmaceutical company, Vertex Pharmaceuticals Incorporated, a pharmaceutical company, and Genzyme Corporation, a biotechnology company. Ms. Stuart received a B.S. from the University of Michigan and an M.B.A. from the Simmons College Graduate School of Management.

EXECUTIVE COMPENSATION
2020 Summary Compensation Table
The following table sets forth information regarding total compensation awarded to, earned by and paid to each individual who served as our chief executive officer during the year ended December 31, 2020 and our two most highly-compensated executive officers (other than our chief executive officer) who were serving as executive officers as of December 31, 2020 for services rendered in all capacities to Concert for the years indicated below. We refer to these individuals as our “named executive officers.”

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($) (1)	Stock awards ($) (2)	Non-equity incentive plan compensation ($) (3)	All other compensation ($) (4)	Total ($)
Roger D. Tung	2020	581,967	—	1,011,657	1,098,957	320,082	12,114	3,024,777
President and Chief Executive Officer	2019	562,287	—	1,889,500	—	309,258	11,304	2,772,349
James V. Cassella	2020	450,633	—	283,144	306,708	225,317	15,408	1,281,210
Chief Development Officer	2019	435,394	—	708,563	319,397	217,697	13,988	1,695,039
Nancy Stuart (5)	2020	444,530	—	455,212	493,096	177,812	12,114	1,582,764
Chief Operating Officer

(1)
The amounts included in the “Option awards” column reflect the aggregate grant date fair value of option awards granted during the years indicated, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these options awards and do not correspond to the actual economic value that may be received by the named executive officer upon exercise of the options. Assumptions used in the calculation of these amounts are included in Note 8 to the consolidated financial statements included in our 2020 Annual Report on Form 10-K.

(2)
The amounts included in the “Stock awards” column reflect the aggregate grant date fair value of restricted stock units granted during the years indicated, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these stock awards and do not correspond to the actual economic value that may be received by the named executive officer upon vesting of the stock awards. Assumptions used in the calculation of these amounts are included in Note 8 to the consolidated financial statements included in our 2020 Annual Report on Form 10-K.

(3)	The amounts included in the “Non-equity incentive plan compensation” column represent cash bonuses earned under our executive bonus programs for the years indicated.
(4)	The amounts included in the “All other compensation” column represent matching contributions to 401(k) accounts and Concert-paid life insurance premiums.
(5)	Ms. Stuart was not a named executive officer for the fiscal year ended December 31, 2019, but is a named executive officer for the fiscal year ended December 31, 2020.
Narrative to Summary Compensation Table
We review compensation annually for all employees, including our executive officers. In setting executive officer base salaries and target incentive bonus levels, determining actual incentive bonus amounts and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executive officers, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-

and long-term results that are in the best interests of our stockholders, and a long-term commitment to Concert. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.
Our compensation committee has primary responsibility for determining the compensation of our executive officers other than our chief executive officer. Our Board has primary responsibility for determining the compensation of our chief executive officer based on the recommendation of our compensation committee. Our compensation committee typically reviews and discusses proposed compensation with our chief executive officer for all executive officers other than himself. During 2020, our compensation committee engaged Radford as its independent compensation consultant to review our executive compensation peer group and program design and to assist with assessing our executive officers’ compensation relative to those at comparable companies. Our compensation committee considered the relationship that Radford has with us, the members of our Board and our executive officers. Based on the committee’s evaluation, the compensation committee has determined that Radford is independent and that its work has not raised any conflicts of interest.
Radford assisted the compensation committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2020. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Radford, reviewed compensation information from our peer group companies. Radford then supplemented the peer group proxy information with published survey data, which provided a broader market representation of companies and deeper position reporting.
Base salary. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. In December 2020, our compensation committee, and our Board with respect to our chief executive officer, reviewed the base salaries for our named executive officers and approved a 3% increase for 2021 for each named executive officer based on their overall performance in 2020 and their increased level of experience, and to ensure that their salaries remained competitive with those of similarly situated executives in our peer group. The 2020 and 2021 base salaries for our named executive officers are set forth in the following table.

Name	2020 Base Salary ($)	2021 Base Salary ($)
Roger D. Tung	581,967	599,426
James V. Cassella	450,633	464,152
Nancy Stuart	444,530	457,866
Annual bonus. Pursuant to our executive bonus program for 2020, our Board established annual bonus targets based on the achievement of specified corporate goals. For 2020, our corporate goals were generally focused on the achievement of specific clinical, research and financial goals, including initiating and conducting clinical trials, expanding our intellectual property portfolio, conducting research on development candidates and raising additional capital. We considered these to be difficult to attain, conducive to the creation of stockholder value and designed to contribute to our current and future financial success.
In January 2021, our compensation committee and Board conducted a review to determine the attainment of such corporate goals and to assess the individual performance of each of our named executive officers. Based on such review and assessment and the recommendation of our compensation committee, our Board determined that we had met our corporate goals at the 100% level, that Dr. Tung’s and Ms. Stuart’s individual performance had been at target levels and that Dr. Cassella’s individual performance had exceeded target levels due to his success in progressing our clinical trials during the coronavirus (COVID-19) pandemic. As such, our Board approved cash incentive bonus payments for each of our named executive officers for 2020, which are set forth in the following table together with the target bonus amounts (as a percentage of base salary) and the actual bonuses (as a percentage of target bonus).

Name	2020 Target Bonus (% of base salary)	2020 Actual Bonus (% of target bonus)	2020 Actual Bonus ($)
Roger D. Tung	55	100	320,082
James V. Cassella	40	125	225,317
Nancy Stuart	40	100	177,812
Equity incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. We typically grant equity awards with a time-based vesting feature. We believe that such awards are inherently performance-based because the value realized by our executive officers, if any, is directly tied to the appreciation of our stock. In addition, we believe that equity awards with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.
We typically grant stock option awards at the start of employment to each executive officer and our other employees, and our compensation committee and Board periodically review the equity incentive compensation of our executive officers and other employees, and from time to time, may grant equity incentive awards to them.
For stock options, the exercise price equals the closing market price of our common stock on the date of grant. Stock option grants made in connection with the commencement of employment typically vest 25% on the first anniversary of the initial employment date and in equal quarterly installments thereafter through the fourth anniversary of the initial employment date. Other stock option grants typically vest in equal quarterly installments through the fourth anniversary of the date of grant.
Restricted stock units typically vest in equal annual installments through the third anniversary of the date of grant.
In February 2020, our Board granted each of our named executive officers an option to purchase the number of shares of our common stock as set forth in the following table and restricted stock units as set forth in the following table.

Name	Number of Shares Subject to Option (#)	Number of Restricted Stock Units (#)
Roger D. Tung	151,600	101,100
James V. Cassella	42,430	28,216
Nancy Stuart	68,215	45,363

Outstanding Equity Awards at 2020 Fiscal Year End Table
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

	Options awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)
Roger D. Tung	39,822	—		3.50	12/15/2021
	203,300	—		8.40	6/10/2024
	170,000	—		16.85	1/7/2026
	187,500	12,500	(2)	10.97	1/4/2027
	137,500	62,500	(3)	27.59	1/4/2028
	87,500	112,500	(4)	13.93	1/4/2029
	28,425	123,175	(5)	10.87	2/13/2030
						101,100	(6)	1,277,904
James V. Cassella	140,000	—		14.46	3/5/2025
	50,000	—		16.85	1/7/2026
	65,625	4,375	(2)	10.97	1/4/2027
	34,031	15,469	(3)	27.59	1/4/2028
	32,812	42,188	(4)	13.93	1/4/2029
	7,956	34,474	(5)	10.87	2/13/2030
						20,215	(7)	255,518
						28,216	(6)	356,650
Nancy Stuart	22,122	—		3.50	12/15/2021
	100,000	—		8.40	6/10/2024
	80,000	—		16.85	1/7/2026
	65,625	4,375	(2)	10.97	1/4/2027
	48,125	21,875	(3)	27.59	1/4/2028
	32,812	42,188	(4)	13.93	1/4/2029
	12,790	55,425	(5)	10.87	2/13/2030
						45,363	(6)	573,388

(1)	Based on a price of $12.64, which was the closing price of our common stock on the Nasdaq Global Market on December 31, 2020.
(2)	The unvested shares under this option are scheduled to vest in equal quarterly installments through January 4, 2021.
(3)	The unvested shares under this option are scheduled to vest in equal quarterly installments through January 4, 2022.
(4)	The unvested shares under this option are scheduled to vest in equal quarterly installments through January 4, 2023.
(5)	The unvested shares under this option are scheduled to vest in equal quarterly installments through February 14, 2024.
(6)	These restricted stock units are scheduled to vest in equal annual installments through February 14, 2023.
(7)	These restricted stock units are scheduled to vest on August 15, 2021.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. The employment agreements confirm the named executive officers’ titles, compensation arrangements and eligibility for benefits made available to employees generally and also provide for certain benefits upon a termination of employment under specified conditions. Each named executive officer’s employment is at will.

Under the terms of the employment agreements we have entered into with each of our named executive officers, if the executive’s employment is terminated by us other than for “cause” and other than as a result of death or disability or by such executive for “good reason,” each as defined in such employment agreement, in each case not within the “change of control period,” as defined below, and subject to the executive’s execution of an effective general release of potential claims against us, each named executive officer will be entitled to:

•	An amount equal to 12 months (or 15 months in the case of Dr. Tung) of the named executive officer’s base salary, which will be paid in the form of salary continuation; and
•
Continued Concert-paid medical and dental benefits to the extent that the named executive officer was receiving them at the time of termination until the earlier of 12 months (or 15 months in the case of Dr. Tung) following termination and the date the named executive officer’s COBRA continuation coverage expires, subject to certain legal restrictions.

Under the terms of the employment agreements we have entered into with each of our named executive officers, if the executive’s employment is terminated by us or any successor other than for cause or by such executive for good reason, in each case within one year following a “change of control,” as defined in such employment agreement (such one-year period, the “change of control period”), and subject to the executive’s execution of an effective general release of potential claims against us, in lieu of the severance benefits described above, each named executive officer will be entitled to:

•
An amount equal to 12 months (or 18 months in the case of Dr. Tung) of the named executive officer’s base salary, which will be paid as a lump sum if the change of control constitutes a change of control under Section 409A of the Internal Revenue Code and otherwise will be paid in the form of salary continuation;

•
An amount equal to one times (or 1.5 times in the case of Dr. Tung) the greater of the named executive officer’s current target bonus or the actual bonus paid to the named executive officer for the immediately preceding calendar year; and

•
Continued Concert-paid medical and dental benefits to the named executive officer to the extent that he or she was receiving them at the time of termination until the earlier of 12 months (or 18 months in the case of Dr. Tung) following termination and the date the named executive officer’s COBRA continuation coverage expires, subject to certain legal restrictions.

In addition, if a change of control occurs and within one year following such change of control we or any successor terminate the named executive officer’s employment other than for cause, or the named executive officer’s employment ends due to the named executive officer’s death or disability, or the named executive officer terminates his or her employment for good reason, then all stock options held by the named executive officer will immediately vest in full.

If the payments or benefits payable to any named executive officer in connection with a change of control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a higher net after-tax benefit to the named executive officer.
Other Agreements
We have also entered into employee confidentiality, non-competition and proprietary information agreements with each of our named executive officers. Under the employee confidentiality, non-competition and proprietary information agreements, each named executive officer has agreed (1) not to compete with us during his or her employment and for a period of one year after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.
401(k) Retirement Plan
We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2020, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2020. Currently, we match 50% of employee contributions up to 6% of the employee’s salary, subject to the statutorily prescribed limit, equal to $8,550 in 2020. The match immediately vests in full.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,313,903	(1)	$14.48	1,159,069	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	5,313,903		$14.48	1,159,069

(1)
Consists of stock options and restricted stock units outstanding as of December 31, 2020 under our Amended and Restated 2006 Stock Option and Grant Plan (the “2006 Plan”) and our 2014 Stock Incentive Plan (the “2014 Plan”).

(2)
Consists of shares of common stock authorized under the 2014 Plan that remained available for grant under future awards as of December 31, 2020. This amount does not include an additional 1,274,487 shares that became available for issuance under the 2014 Plan on January 1, 2021 in accordance with the terms of the 2014 Plan. The number of shares available under the 2014 Plan is subject to further increase by (i) the number of shares of our common stock subject to outstanding awards under the 2006 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased and (ii) further annual increases, to be added on January 1 of each year, through 2024, in each case equal to the lowest of (a) 2,000,000 shares of our common stock, (b) 4% of the number of our outstanding shares on January 1 of each such fiscal year and (c) an amount determined by our Board.

STOCK OWNERSHIP AND REPORTING
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2021 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after March 31, 2021 and restricted stock units that are scheduled to vest within 60 days after March 31, 2021. Except as otherwise indicated, to our knowledge, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage ownership calculations for beneficial ownership are based on 32,173,778 shares of common stock outstanding as of March 31, 2021. Except as otherwise indicated in the table below, the address of each beneficial owners is c/o Concert Pharmaceuticals, Inc., 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding any shares of common stock subject to options held by that person that are currently exercisable or are exercisable within 60 days after March 31, 2021 and restricted stock units held by that person that are scheduled to vest within 60 days after March 31, 2021. However, we did not deem these shares outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Perceptive Advisors LLC (1)	3,950,641	11.6%
Entities affiliated with BlackRock, Inc. (2)	2,204,509	6.9%
Entities affiliated with Bank of America Corporation (3)	1,878,218	5.8%
Entities affiliated with RA Capital Management, L.P. (4)	1,823,520	5.7%

Named Executive Officers and Directors
Roger D. Tung (5)	1,767,724	5.3%
James V. Cassella (6)	392,780	1.2%
Nancy Stuart (7)	517,081	1.6%
Richard H. Aldrich (8)	454,711	1.4%
Thomas G. Auchincloss, Jr. (9)	89,000	*
Ronald W. Barrett (10)	57,500	*
Jesper Høiland (11)	22,083	*
Peter Barton Hutt (12)	72,541	*
Wilfred E. Jaeger (13)	57,500	*
Christine van Heek (14)	75,608	*
All executive officers and directors as a group (12 persons) (15)	3,738,397	10.8%

*	Represents beneficial ownership of less than 1% of our outstanding common stock as of March 31, 2021.

(1)
Consists of (i) 2,150,641 shares of common stock and (ii) 1,800,000 shares of common stock underlying a warrant that is exercisable as of March 31, 2021. Based on information set forth in a Schedule 13G/A filed with the SEC on February 16, 2021. Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) directly holds 2,150,641 shares of common stock. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman (“Mr. Edelman”) is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund. The address for the Master Fund, Perceptive Advisors and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.

(2)
Based on information set forth in a Schedule 13G filed with the SEC on February 2, 2021. BlackRock, Inc. filed the Schedule 13G on behalf of itself and its subsidiaries BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association and BlackRock Investment Management, LLC. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 8, 2021. Bank of America Corporation filed the Schedule 13G/A on behalf of itself and its wholly owned subsidiaries Bank of America N.A. and BofA Securities, Inc. The address for Bank of America Corporation is 100 N Tryon Street, Charlotte, NC 28255.

(4)
Based on information set forth in a Schedule 13G filed with the SEC on February 16, 2021. RA Capital Healthcare Fund, L.P. (the “Fund”) directly holds 1,636,300 shares of common stock, and a separately managed account (the “Account”) holds 187,220 shares of common stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Peter Kolchinsky (“Dr. Kolchinsky”) and Rajeev Shah (“Mr. Shah”) are the controlling persons. RA Capital serves as investment adviser for the Fund and the Account and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any shares of common stock held by the Fund and the Account. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the reported shares of common stock. Because the Fund has divested voting and investment power over the reported shares of common stock it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the shares of common stock it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any reported shares of common stock beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky and Mr. Shah disclaim ownership of the reported shares of common stock other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act, and the filing of the Schedule 13G shall not be deemed an admission that either RA Capital, Dr. Kolchinsky or Mr. Shah is the beneficial owner of the reported shares of common stock for any other purpose. The address for RA Capital, Dr. Kolchinsky, Mr. Shah and the Fund is 200 Berkeley Street, 18th Floor, Boston MA 02116.

(5)
Consists of (i) 671,878 shares of common stock held by Dr. Tung, (ii) 121,873 shares of common stock held by the Roger D. Tung 2011 GRAT, of which Dr. Tung is the sole trustee, (iii) 12,389 shares of common stock held by the RD Tung Irrevocable Trust, of which Dr. Tung’s wife is a co-trustee, (iv) 13,274 shares of common stock held by the Tung Family Investment Trust, of which Dr. Tung is a co-trustee, and (v) 948,310 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(6)
Consists of (i) 33,339 shares of common stock and (ii) 359,441 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(7)
Consists of (i) 121,338 shares of common stock and (ii) 395,743 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(8)
Consists of (i) 336,975 shares of common stock held by Mr. Aldrich, (ii) 44,351 shares of common stock held by Little Eagles, LLC, of which the owners are the Richard H. Aldrich Irrevocable Trust of 2011 and trusts established for the benefit of the Mr. Aldrich’s minor children, and (iii) 73,385 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date. The trustees of the Richard H. Aldrich Irrevocable Trust of 2011 are Mr. Aldrich’s wife and Mr. Aldrich’s brother. The beneficiaries of the Richard H. Aldrich Irrevocable Trust of 2011 are Mr. Aldrich’s minor children. Mr. Aldrich disclaims beneficial ownership of the shares held by the Richard H. Aldrich Irrevocable Trust of 2011, except to the extent of any pecuniary interest therein.

(9)
Consists of (i) 6,500 shares of common stock and (ii) 82,500 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(10)	Consists of 57,500 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(11)	Consists of 22,083 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(12)
Consists of (i) 7,963 shares of common stock and (ii) 64,578 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(13)	Consists of 57,500 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.
(14)
Consists of (i) 10,000 shares of common stock and (ii) 65,608 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

(15)
Consists of (i) 1,398,124 shares of common stock and (ii) 2,340,273 shares of common stock underlying options that are exercisable as of March 31, 2021 or will become exercisable within 60 days after such date.

PROPOSAL NO. 2 – NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Consistent with the preference expressed by our stockholders at our 2020 annual meeting of stockholders, we have determined to hold a non-binding, advisory vote on executive compensation annually.
Our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term financial and strategic goals and for driving corporate financial performance and stability. The program contains elements of cash and equity-based compensation and is designed to align the interests of our named executive officers with those of our stockholders. We believe that our compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
The “Executive Compensation” section of this proxy statement describes our executive compensation program and the decisions made by our compensation committee and our Board with respect to the year ended December 31, 2020. Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our named executive officers with our stockholders. Our Board believes that this link between compensation and the achievement of our short- and long-term business objectives has helped drive our performance over time. At the same time, we believe that our program does not encourage excessive risk-taking by management. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
Our Board is asking stockholders to approve a non-binding, advisory vote on the following resolution:
RESOLVED, that the compensation paid to Concert’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the compensation tables and any related material disclosed in this proxy statement, is hereby approved on a non-binding, advisory basis.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to the fiduciary duties of us or our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our compensation committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021
We are asking stockholders to ratify the appointment by the audit committee of our Board of Ernst &Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has served as our independent registered public accounting firm since 2007.
The audit committee is solely responsible for selecting our independent registered public accounting firm. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our Board believes that submitting the appointment of Ernst & Young LLP to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interests of Concert and our stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

The following table summarizes the fees Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2020	2019
Audit Fees (1)	$665,000	$960,224
Tax Fees (2)	68,910	22,660
All Other Fees (3)	5,175	4,970
Total Fees	$739,085	$987,854

(1)	Audit Fees consist of fees for the audit of our consolidated financial statements, the review of our interim financial statements, consultations on accounting matters directly related to the audit and for comfort letter procedures in connection with financing activities. In addition, Audit Fees for 2019 include fees for the audit of the effectiveness of our internal control over financial reporting.
(2)	Tax Fees consist of fees incurred for tax compliance and tax return preparation.
(3)	All Other Fees consist of payments for access to the Ernst & Young LLP online accounting research database.
Pre-approval Policy and Procedures
The audit committee of our Board has adopted policies and procedures for the pre-approval of audit and non-audit services for purposes of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.
During our 2020 and 2019 fiscal years, no services were provided to us by Ernst & Young LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.
Recommendation of our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

OTHER MATTERS
Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Concert Pharmaceuticals, Inc., 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421, Attention: Investor Relations, telephone: 781-860-0045. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 28, 2021, which is 120 days prior to the first anniversary of the mailing date of the Notice. However, if the date of our 2022 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for our 2022 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before our 2022 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 10, 2022 and no later than March 12, 2022.
Stockholder proposals should be addressed to Concert Pharmaceuticals, Inc., 65 Hayden Avenue, Suite 3000N, Lexington, MA 02421, Attention: Corporate Secretary.

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46098-P53668

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**CONCERT PHARMACEUTICALS, INC.**

**The Board of Directors recommends you vote FOR the following director nominees:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of three Class I Directors to our Board of Directors to serve until our 2024 annual meeting of stockholders: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Peter Barton Hutt
02) Wilfred E. Jaeger, M.D.
03) Roger D. Tung, Ph.D.

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Approval, on a non-binding, advisory basis, of our executive compensation. | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposal:**

**NOTE:** The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D46099-P53668

**CONCERT PHARMACEUTICALS, INC.**
**ANNUAL MEETING OF STOCKHOLDERS**
**JUNE 10, 2021 9:00 AM ET**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned stockholder of Concert Pharmaceuticals, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2021, and hereby appoints Roger D. Tung and Marc A. Becker, or either of them, each with full power of substitution, as proxies, to vote all shares of the common stock of the undersigned at the Annual Meeting of Stockholders of Concert Pharmaceuticals, Inc. to be held at 9:00 AM Eastern Time on June 10, 2021, and at any adjournments or postponements thereof, upon the proposals set forth on this form of Proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

**THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS WITH RESPECT TO EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.**

**Continued and to be signed on reverse side**